Exhibit 6

                             Joint Filing Agreement

           In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01, of Seabulk International Inc., a Delaware corporation and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1
(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

NAUTILUS ACQUISITION, L.P.              NAUTILUS INTERMEDIARY, L.P.

By:    /s/ Michael S. Isikow            By:  /s/ Michael S. Isikow
       -------------------------             -------------------------
Name:   Michael S. Isikow               Name:   Michael S. Isikow
Title:  Vice President                  Title:  Vice President


NAUTILUS GP, LLC                        NAUTILUS AIV, L.P.

By:     /s/ Michael S. Isikow           By: Nautilus GP, LLC, its managing
       -------------------------            general partner
Name:   Michael S. Isikow
Title:  Vice President
                                        By: /s/ Michael S. Isikow
                                            ----------------------------
CREDIT SUISSE FIRST BOSTON                  Name:  Michael S. Isikow
INVESTMENT BANKING BUSINESS OF              Title: Vice President
THE CREDIT SUISSE FIRST BOSTON
BUSINESS UNIT
                                        CSFB private equity, inc.
By:  /s/ Ivy B. Dodes
--------------------------
Name: Ivy B. Dodes                      By: /s/ Ivy B. Dodes
Title:  Managing Director                   -----------------------------
                                            Name:   Ivy B. Dodes
                                            Title:  Vice President
MERKUR-NAUTILUS HOLDINGS, LLC

By:  /s/ Martin Merkur
--------------------------
Name:   Martin Merkur
Title:  Member

/s/ Martin Merkur
--------------------------
Martin Merkur


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TURNHAM-NAUTILUS HOLDINGS, LLC

By:  /s/ Robert C. Turnham, Jr.
--------------------------------
Name:   Robert C. Turnham, Jr.
Title:  Member

 /s/ Robert C. Turnham
--------------------------------
Robert C. Turnham

/s/ W.M. Craig
--------------------------------
W.M. Craig